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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            POWER INTEGRATIONS, INC.
             (Exact name of registrant as specified in its charter)



        (State of incorporation)        (I.R.S. Employer Identification No.)
               DELAWARE                                94-3065014



(Address of principal executive offices)               (Zip Code)
         477 N. Mathilda Avenue                           94086
            Sunnyvale, CA

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of each class             Name of each exchange on which
          to be so registered             each class is to be registered

             Not applicable                            None

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [_]


  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value

                                (Title of class)
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     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, (Commission File No. 333-35421), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

     ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

          1. Form of Agreement and Plan of Merger between Power Integrations, Inc., a California corporation and Power Integrations Inc., a Delaware corporation, incorporated by reference to Exhibit 2.1 to the Registrant's Form S-1 Registration Statement.

          2. Form of Certificate of Amendment of Certificate of Incorporation of Power Integrations, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.1B to the Registrant's Form S-1 Registration Statement.

          3. Bylaws of Power Integrations Inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

          4. Fifth Amended and Restated Rights Agreement dated April 27, 1995, as amended, by and among the Registrant and the Investors named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

          5. Rights Agreement dated May 22, 1996 between the Registrant and Hambrecht & Quist Transition Capital, LLC, incorporated by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement.

          6. Founder Stock Purchase Agreement dated April 13, 1988 between the Registrant and Steven J. Sharp, incorporated by reference to
             Exhibit 10.14 to the Registrant's Form S-1 Registration Statement.

          7. Founder Stock Purchase Agreement dated April 13, 1988 between the Registrant and Klas H. Eklund, incorporated

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             by reference to Exhibit 10.15 to the Registrant's Form S-1
             Registration Statement.

          8. Founder Stock Purchase Agreement dated April 13, 1988 between the Registrant and Arthur E. Fury, incorporated by reference to Exhibit
             10.16 to the Registrant's Form S-1 Registration Statement.



                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    POWER INTEGRATIONS, INC.

Date:  December 1, 1997


                                    By:  /s/ Robert G. Staples
                                         ---------------------
                                       Robert G. Staples
                                       Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit        Description
-------        -----------

   1           Form of Agreement and Plan of Merger between Power Integrations,
               Inc., a California corporation and Power Integrations Inc., a
               Delaware corporation, incorporated by reference to Exhibit 2.1 to the Registrant's Form S-1 Registration Statement.

   2 Form of Certificate of Amendment of Certificate of Incorporation of Power Integrations, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.1B to the Registrant's Form S-1
               Registration Statement.

   3 Bylaws of Power Integrations Inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form
               S-1 Registration Statement.

   4 Fifth Amended and Restated Rights Agreement dated April 27, 1995, as amended, by and among the Registrant and the Investors named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

   5           Rights Agreement dated May 22, 1996 between the Registrant and
               Hambrecht & Quist Transition Capital, LLC, incorporated by reference to Exhibit 4.2 to the Registrant's Form S-1
               Registration Statement.

   6           Founder Stock Purchase Agreement dated April 13, 1988 between the
               Registrant and Steven J. Sharp, incorporated by reference to
               Exhibit 10.14 to the Registrant's Form S-1 Registration
               Statement.

    7          Founder Stock Purchase Agreement dated April 13, 1988 between the
               Registrant and Klas H. Eklund, incorporated by reference to
               Exhibit 10.15 to the Registrant's Form S-1 Registration
               Statement.

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
    8          Founder Stock Purchase Agreement dated April 13, 1988 between the
               Registrant and Arthur E. Fury, incorporated by reference to
               Exhibit 10.16 to the Registrant's Form S-1 Registration
               Statement.


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